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                                                                     EXHIBIT 1

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                       CONSENT OF THE EXECUTIVE COMMITTEE

                            OF THE BOARD OF DIRECTORS

                      TO CORPORATE ACTION WITHOUT A MEETING


                  The undersigned Directors of ANCHOR NATIONAL LIFE INSURANCE COMPANY, a California corporation (this "Corporation"), constituting the entire Executive Committee of the Board of Directors of this Corporation and acting in accordance with the Bylaws of this Corporation, do hereby unanimously consent to the adoption of the following resolutions and the corporate actions contemplated thereby, effective as of this 30th day of November, 1989.

                  WHEREAS, this Corporation and Integrated Life Insurance Company ("I.R. Life") have entered into an Assumption Reinsurance Agreement ("Reinsurance Agreement") pursuant to which all of the annuity contracts, the variable portion of which is funded in the ICAP Variable Annuity Account One of I.R. Life ("I.R. ICAP Account"), are to be assumptively reinsured by this Corporation; and

                  WHEREAS, such Reinsurance Agreement specifies that all I.R. ICAP Account assets funding the contracts are to be transferred, intact, to this Corporation.; and

                  WHEREAS, this Corporation has agreed to assume all contractural obligations under the contracts funded in the I.R. ICAP Account and to accept the assets of the I.R. ICAP Account relating thereto;

                  NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation be, and they hereby are, authorized to establish for the accounts of this Corporation the Variable Annuity Account One ("Separate Account") in accordance with the insurance laws of the State of California, to provide the investment medium for contracts assumptively reinsured or to be issued by this Corporation ("Contracts") as may be designated as participating therein. The Separate Account shall receive, hold, invest and reinvest only the monies arising from: (1) the transfer of the I.R. ICAP Account assets from I.R. Life pursuant to the Reinsurance agreement; (2) premiums, contributions or payments made pursuant to Contracts participating therein; (3) such assets of this Corporation as may be deemed necessary for the


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         orderly operation of such Separate Account; and (4) the dividends, interest and gains produced by the foregoing; and

                  RESOLVED FURTHER, that the Separate Account shall be divided into various sub-accounts as determined necessary by the officers of this Corporation to fund the Contracts. Purchase payments (net of any applicable deductions) remitted to this Corporation under the Contracts and allocated to the Separate Account shall be allocated to the appropriate sub-account in accordance with the terms of the Contracts. Each sub-account, in turn, shall invest in the shares of the series type registered management investment company which now acts as the underlying investment medium for I.R. ICAP Account (or one or more registered management investment companies, or designated investment series thereof as may be established in the future), as specified for investment by it, at net asset value per share next to be determined following receipt of an order for purchase by such sub-account. To the extent that such registered management investment company, or companies, establishe additional investment series, the officers of this Corporation are empowered and authorized to establish such additional sub-accounts as there are additional investment series, with each such sub-account to invest solely in the shares of a specified additional investment series; and

                  RESOLVED FURTHER, that the Separate Account shall be administered and accounted for as part of the general business of this Corporation, but the income, gains and losses of the Separate Account shall be credited to or charged solely against the assets held in the Separate Account, without regard to any other income arising out of other business that this Corporation may conduct. The assets of such Separate Account shall not be chargeable with the liabilities arising out of any other business that this Corporation may conduct; and

                  RESOLVED FURTHER, that each sub-account shall be administered and accounted for as part of the general business of this Corporation, but the income (including capital gains, or losses, if any) of each sub-account shall be credited to or charged against the assets held in that sub-account in accordance with the terms of the Contracts funded therein, without regard to other income of the remaining sub-accounts or arising out of any other business that this Corporation may conduct. The assets of each sub-account shall not be chargeable with liabilities arising out of the business conducted by another sub-account, nor shall a sub-account be chargeable with liabilities arising out of any other business that this Corporation may conduct; and

                  RESOLVED FURTHER, that the officers of this Corporation be , and they hereby are, authorized:


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                           (i) to take whatever actions are necessary to see to
                  it that the Contracts are registered under the provisions of the Securities Act of 1933 to the extent that they shall determine that such registration is necessary;

                           (ii) to take whatever actions are necessary to assure
                  that such Separate Account is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940:

                           (iii) to prepare, execute and file such amendments to
                  any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable;

                           (iv) to apply for exemption from those provisions of
                  the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

                           (v) to take whatever actions are necessary to assure
                  that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

                           (vi) to prepare or have prepared and executed all
                  necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

                           (vii) to enter into agreements with appropriate
                  entities for the provision of administrative and other required services on behalf of the Separate Account and for the safekeeping of assets of such Separate Account; and

                  RESOLVED FURTHER, that the form of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions, and

                  RESOLVED FURTHER, that the officers of this Corporation, and each of them are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their direction, to implement the purpose of the foregoing resolutions.


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         IN WITNESS WHEREOF the undersigned have executed this instrument as of the date first above written.



                                                     /s/ Eli Broad
                                                     ---------------------------
                                                     Eli Broad


                                                     /s/ Norman J. Metcalfe
                                                     ---------------------------
                                                     Norman J. Metcalfe


                                                     /s/ Robert P. Saltzman
                                                     ---------------------------
                                                     Robert P. Saltzman